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                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

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                                       FORM 8-K

                                    CURRENT REPORT
                          PURSUANT TO SECTION 13 OR 15(D) OF
                         THE SECURITIES EXCHANGE ACT OF 1934


                         Date of Report:     October 22, 1997
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                           MERIDIAN INDUSTRIAL TRUST, INC.
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                (Exact name of registrant as specified in its charter)




      Maryland                     1-14166                   94-3224765
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(State of Organization)      (Commission Number)      (IRS  Employer I.D. #)



455 Market Street, 17th Floor, San Francisco, California                 94105
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(Address of principal executive offices)                              (Zip Code)



Registrant's telephone number, including area code     (415) 281-3900
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                                    Not Applicable
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            (Former name or former address, if changed since last report)










               This document contains ___ sequentially numbered pages.
                      The exhibit index is located on page ____.


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

    On October 22, 1997, Meridian Industrial Trust, Inc. (the "COMPANY") completed its acquisition of a portfolio of eleven industrial buildings containing an aggregate of approximately 1,960,000 square feet of rentable space (the "PORTFOLIO PROPERTIES"). The Portfolio Properties are located in the Los Angeles Basin (approximately 579,000 sq. ft.), in the metropolitan area of Dallas, Texas (approximately 950,000 sq. ft.), and in the metropolitan area of Phoenix, Arizona (approximately 431,000 sq. ft.).

    The Company purchased the Portfolio Properties from State Street Bank and Trust Company, as Trustee for Ameritech Pension Trust ("AMERITECH"). The aggregate contract purchase price for the Portfolio Properties was $61,766,666. The Company also paid $10,499 for transfer and documentary stamp taxes and $31,848 for escrow, recording, and incidental closing fees.

    In determining the amount of consideration to be paid for the Portfolio Properties, the Company considered such factors as the historical and expected cash flow of the properties, the nature of the tenancies and terms of the leases in place, occupancy rates, opportunities for alternative and new tenancies, current operating costs, physical condition and location, building design, the anticipated impact of the acquisition on the Company's financial results, and capitalization rates at which it believes other comparable properties had recently sold. The Company's analysis focused primarily on the properties' expected future cash flow, their location (both in terms of market or sub-market and the specific location within a market or sub-market), and building design (features such as clear height, truck turning radii, and cross-docking capabilities).

    The consideration received by Ameritech in connection with the acquisition of the Portfolio Properties was paid in the form of 3,104,477 shares of the Company's common stock, par value $.001 per share (the "Common Stock"). Certain other costs associated with the acquisition were funded with proceeds from borrowings under the Company's unsecured credit facility with a group of lending banks. Before the Company's acquisition of the Portfolio Properties, Ameritech held those properties for the production of income as rental properties; the Company considers the Portfolio Properties suitable for and intends to continue that use. Before the Company's acquisition of the Portfolio Properties, Ameritech's ownership of 1,623,376 shares of the Company's Series B Convertible Preferred Stock and 4,160,745 shares of the Company's Common Stock (totaling approximately 18% of the Company's outstanding Common Stock assuming conversion of all of the Series B Convertible Preferred Stock) was the only material relationship that existed between Ameritech and the Company, any Company affiliate, any Company director or officer, or any associate of any such director or officer.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS


    (a) and (b)    FINANCIAL STATEMENTS OF THE BUSINESS ACQUIRED AND PRO FORMA
                   FINANCIAL INFORMATION.

                   It is impracticable to provide the required financial statements with this report. Those financial statements will be filed as soon as practicable, but in no event later than January 5, 1997.

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    (c)            EXHIBITS.

                   10.1 Agreement of Purchase and Sale and Joint Escrow Instructions between State Street Bank and Trust Company as Trustee for Ameritech Pension Trust as seller and the Company as buyer dated May 29, 1997, filed with the Company's Form 8-K dated September 24, 1997, and incorporated herein by reference.


    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       By:  MERIDIAN INDUSTRIAL TRUST, INC.


Date:    November 6, 1997              By:
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                                            Robert A. Dobbin
                                            Secretary